UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2014

L.B. Foster Company

(Exact name of registrant as specified in its charter)

Pennsylvania	000-10436	25-1324733
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Pittsburgh, Pennsylvania	15220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 928-3417

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements with Certain Officers

As disclosed on April 1, 2014 by L.B. Foster Company (the “Company”), on March 31, 2014 Donald L. Foster, Senior Vice President—Construction Products, notified the Company of his intention to retire effective June 20, 2014. On June 20, 2014, the Company entered into a Retirement and Consulting Agreement (the “Consulting Agreement”) and a Non-Competition and Non-Solicitation Agreement (the “Non-Competition Agreement”) (both collectively, the “Agreements”) with Mr. Foster, who will retire from the Company as Senior Vice President – Construction Products on June 20, 2014. The consulting period under the Consulting Agreement will be for one year and will expire on June 20, 2015, and the Non-Competition Agreement will be effective during the Consulting Agreement and for two (2) years following the cessation of consulting services by Mr. Foster.

Under the Agreements, Mr. Foster will continue as an employee of the Company performing his duties as Senior Vice President—Construction Products until June 20, 2014. After that date, he will provide consulting services with respect to the Company’s construction business and receive a consulting fee at the rate of $1,300 per business day worked or $162.50 per hour for each partial business day worked, up to an aggregate maximum payment of $75,000 during the term of the Consulting Agreement. Under the Non-Competition Agreement, for the period specified above, Mr. Foster has agreed not to compete against the Company (i) in the United States with respect to certain products and services; (ii) anywhere in the world with respect to products and services that compete with or are substantially similar to any product or service of the Company or its affiliates upon which Mr. Foster worked during his last two (2) years of employment with the Company; and (iii) anywhere in the world with respect to certain products and services in markets where the Company and its affiliates engage in business activities during the term of the non-compete covenant. Confidentiality, non-solicitation, and related covenants are also undertaken by Mr. Foster for the same period. Mr. Foster also executed a release of claims against the Company.

As additional consideration for the foregoing services and the non-competition and other covenants, the Company has approved Mr. Foster’s retirement and the following corresponding benefits: the accelerated vesting of Mr. Foster’s existing Restricted Stock Awards as of June 20, 2014; continued participation on a pro-rata basis in the Company’s Long Term Incentive Plan with respect to those Performance Share Unit awards made prior to the date of this Agreement but excluding those awards granted in February 2014; Mr. Foster’s outstanding stock option award granted on February 16, 2005 shall remain exercisable through the original expiration date of February 16, 2015, upon which date such option shall expire and terminate; payment of a pro-rata annual cash bonus for fiscal year 2014, if earned; and payment of Mr. Foster’s accrued balance under the Company’s Supplemental Executive Retirement Plan.

A copy of the Agreements are attached as Exhibit 10.1 and Exhibit 10.2.

Item 9.01. Financial Statement and Exhibits.

Exhibit Number	Description

10.1	Retirement and Consulting Agreement and Non-Competition and Non-Solicitation Agreement dated June 20, 2014 between L.B. Foster Company and Donald L. Foster.

10.2	Release Agreement dated June 20, 2014 between L.B. Foster Company and Donald L. Foster.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. Foster Company
(Registrant)

Date: June 20, 2014

/s/ Patrick J. Guinee
Patrick J. Guinee
Vice President, General Counsel and Corporate Secretary